As filed with the Securities and Exchange Commission on September 14, 2007
Registration No. 333-142787

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	27-0125925
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
170 N. Radnor-Chester Road, Suite 300
Radnor, Pennsylvania 19087
(484) 598-2400
(Address and telephone number of principal executive office and principal place of business)
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware
(302) 658-7581
(Name, address and telephone number of agent for service)
Copies to:
Jeffrey P. Libson, Esq.
Christopher S. Miller, Esq.
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn PA, 19312-1183
(610) 640-7800
Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
        On July 26, 2007, the Securities and Exchange Commission declared effective the Registration Statement on Form SB-2, Commission File No 333-142787, as amended (the “Registration Statement”). None of the securities covered by the Registration Statement have been sold. The registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the securities covered by Registration Statement.

SIGNATURES
        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Radnor, Pennsylvania on September 14, 2007.

POLYMEDIX, INC.

By:	/s/ Nicholas Landekic

Name:	Nicholas Landekic
Title:	President & Chief Executive Officer (principal executive officer)
        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name/Signature	Title	Date

/s/ Nicholas Landekic* Nicholas Landekic	President, Chief Executive Officer and Director (principal executive officer)	September 14, 2007

/s/ Edward F. Smith* Edward F. Smith	Chief Financial Officer (principal financial officer and principal accounting officer)	September 14, 2007

/s/ Frank Slattery, Jr.*	Chairman of the Board of Directors	September 14, 2007
Frank Slattery, Jr.

/s/ Frank M. DeLape*	Director	September 14, 2007
Frank M. DeLape

/s/ William N. Kelley, M.D.*	Director	September 14, 2007
William N. Kelley, M.D.

/s/ Michael E. Lewis, Ph.D.*	Director	September 14, 2007
Michael E. Lewis, Ph.D.

/s/ Shaun F. O’Malley*	Director	September 14, 2007
Shaun F. O’Malley

*By: /s/ Edward F. Smith
Edward F. Smith
Attorney-in-fact